EXHIBIT 99.1

Oil States Announces First Quarter 2018 Results

HOUSTON, April 25, 2018 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the first quarter 2018 of $3.5 million, or $0.06 per diluted share, which included pre-tax transaction-related charges of $2.6 million ($2.0 million after-tax, or $0.04 per diluted share) and $0.8 million pre-tax ($0.6 million after-tax, or $0.01 per diluted share) of severance charges. Excluding these first quarter 2018 charges, the net loss would have been $0.8 million, or $0.01 per diluted share. These results compare to a reported net loss for the first quarter of 2017 of $17.7 million, or $0.35 per diluted share, which included pre-tax charges of $0.8 million ($0.6 million after-tax, or $0.01 per diluted share) of severance and other downsizing charges.

During the first quarter of 2018, the Company generated revenues of $253.6 million and Adjusted Consolidated EBITDA (Note B) of $32.3 million (excluding $3.4 million of transaction-related and severance charges). These results compare to revenues of $151.5 million and Adjusted Consolidated EBITDA of $5.4 million reported in the first quarter of 2017 (excluding $0.8 million of severance and other downsizing charges).

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, commented, "We successfully executed two strategic acquisitions which closed during the first quarter, the largest being GEODynamics, now reported as our Downhole Technologies segment, and Falcon Flowback, a flowback and well testing services company that is reported within our Completion Services business. We issued $200 million of convertible senior notes, and amended and extended our credit agreement in connection with the funding of these acquisitions. The culmination of these events has dramatically enhanced Oil States' position as a technology-focused provider of premium services and consumable products for the oil and gas industry.

"Our improved results for the first quarter included strong partial-quarter contributions from both of our recent acquisitions. We also realized the benefit of higher completions activity across the U.S. shale plays in our legacy product and service lines as our customers focused on unconventional completions to increase their production. In addition, our Offshore/Manufactured Products segment results exceeded our previous guidance due to higher than expected sales of our short-cycle completion products and our standard connector products."

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well Site Services generated revenues of $100.4 million and Segment EBITDA (Note A) of $13.1 million in the first quarter of 2018 compared to revenues and Segment EBITDA of $60.2 million and $0.9 million, respectively, in the first quarter of 2017.  The 67% revenue increase was due to a 46% year-over-year increase in the number of Completion Services jobs performed, coupled with a 17% year-over-year increase in revenue per Completion Services job. These increases were driven by significantly increased completion-related activity levels in the United States, a continuing trend of customers utilizing more proprietary equipment and service offerings, coupled with one month of revenue generated by Falcon Flowback Services, LLC (“Falcon”). We recorded a $1.8 million provision for a bad debt related to a customer bankruptcy, which negatively impacted Segment EBITDA and margins. Excluding the bad debt provision of $1.8 million, first quarter 2018 EBITDA margins would have been 15%. Improved utilization of the land drilling rigs, which averaged 31% in the first quarter of 2018 compared to 25% in the first quarter of 2017, also positively impacted the segment’s results.

On February 28, 2018, the Company acquired Falcon, a full service provider of flowback and well testing services for the separation and recovery of fluids, solid debris and proppant used during hydraulic fracturing operations. Falcon provides additional scale and diversity to the Company's Completion Services operations in key shale plays in the United States, with seven service locations and over 400 employees. The acquisition price was $84.2 million, net of cash acquired, which is subject to customary post-closing purchase price adjustments. The acquisition was funded by borrowings under the Company's revolving credit facility.

Downhole Technologies (acquisition of GEODynamics, Inc. closed on January 12, 2018)
In the first quarter of 2018 (acquisition date through March 31, 2018), Downhole Technologies generated revenues of $45.8 million, Segment EBITDA of $11.9 million and a Segment EBITDA margin of 26%.

Our Downhole Technologies segment is comprised of the GEODynamics business we acquired in January 2018. GEODynamics was founded in 2004 as a researcher, developer and manufacturer of consumable engineered products used in completion applications. This segment provides oil and gas perforation systems, downhole tools and services in support of completion, intervention, wireline and well abandonment operations.

Offshore/Manufactured Products
Offshore/Manufactured Products generated revenues and Segment EBITDA of $107.4 million and $18.3 million, respectively, in the first quarter of 2018 compared to revenues of $91.3 million and Segment EBITDA of $15.6 million in the first quarter of 2017. Revenues and Segment EBITDA increased 18% and 17% year-over-year, respectively. Project-driven revenues increased 26% year-over-year due to higher sales of our standard connector products and certain deck equipment sales. Short-cycle product sales (elastomer and valve products) also improved 22% year-over-year, reflecting the continued benefit of expanded U.S. land-based activity. Segment EBITDA margin was 17% in both the first quarter of 2018 and 2017. Backlog totaled $157 million at March 31, 2018 compared to $168 million at December 31, 2017 and $204 million at March 31, 2017. The first quarter book-to-bill ratio was 0.92x.

Income Taxes
The Company recognized an effective tax rate benefit of 26.0% in the first quarter of 2018 which compared to an effective tax rate benefit of 27.3% in the first quarter of 2017.

Financial Condition
As of March 31, 2018, $188.0 million was outstanding under the Company’s revolving credit facility along with an additional $20.9 million of outstanding letters of credit, while cash totaled $25.1 million. Total availability under the revolving credit facility as of March 31, 2018 was $101.1 million, which is less than the full amount of the facility due to limits imposed by maintenance covenants in the amended credit agreement.

On January 30, 2018, the Company completed an offering of $200 million principal amount of 1.50% convertible senior notes due February 2023. The net proceeds from the offering were used to repay a portion of the borrowings outstanding under the Company's revolving credit facility, which were drawn in January 2018 to fund the cash portion of the GEODynamics acquisition. In conjunction with the issuance of the convertible senior notes, the Company's revolving credit facility was further amended and the maturity date was extended. Lender commitments under the amended revolving credit facility total $350 million. The amended revolving credit facility can be increased by an incremental $150 million, subject to additional lender commitments.The maturity date of the amended credit agreement was extended to January 30, 2022. The amended credit agreement contains customary financial covenants and restrictions, such as a senior secured leverage ratio, a total net leverage ratio and an interest coverage ratio.

Conference Call Information
The call is scheduled for Thursday, April 26, 2018 at 9:00 am CT, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 895-5271 in the United States or by dialing +1 847 619 6547 internationally and using the passcode 46830706. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 46830706.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States' ability to retain GEODynamics' and Falcon's customers and employees, the ability to successfully integrate GEODynamics' and Falcon's operations, product lines, technology and employees into Oil States' operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Products	$128,826	$73,180
Service	124,750	78,287
	253,576	151,467

Costs and expenses:
Product costs	92,976	50,350
Service costs	96,914	68,562
Selling, general and administrative expense	34,195	27,730
Depreciation and amortization expense	29,190	27,980
Other operating expense, net	1,215	169
	254,490	174,791
Operating loss	(914)	(23,324)

Interest expense	(4,533)	(1,074)
Interest income	79	85
Other income (expense)	647	(3)
Loss before income taxes	(4,721)	(24,316)
Income tax benefit	1,229	6,638
Net loss	$(3,492)	$(17,678)

Net loss per share:
Basic	$(0.06)	$(0.35)
Diluted	$(0.06)	$(0.35)

Weighted average number of common shares outstanding:
Basic	57,787	50,418
Diluted	57,787	50,418

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,145	$53,459
Accounts receivable, net	300,368	216,139
Inventories, net	204,211	168,285
Prepaid expenses and other current assets	23,913	18,054
Total current assets	553,637	455,937

Property, plant, and equipment, net	548,060	498,890
Goodwill, net	658,509	268,009
Other intangible assets, net	260,175	50,265
Other noncurrent assets	28,377	28,410
Total assets	$2,048,758	$1,301,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capitalized leases	$535	$411
Accounts payable	60,663	49,089
Accrued liabilities	48,888	45,889
Income taxes payable	2,472	1,647
Deferred revenue	18,986	18,234
Total current liabilities	131,544	115,270

Long-term debt and capitalized leases(1)	377,949	4,870
Deferred income taxes	58,047	24,718
Other noncurrent liabilities	25,203	23,940
Total liabilities	592,743	168,798

Stockholders’ equity:
Common stock	717	627
Additional paid-in capital	1,080,216	754,607
Retained earnings	1,045,131	1,048,623
Accumulated other comprehensive loss	(53,459)	(58,493)
Treasury stock	(616,590)	(612,651)
Total stockholders’ equity	1,456,015	1,132,713
Total liabilities and stockholders’ equity	$2,048,758	$1,301,511

(1) As of March 31, 2018, the Company had $101.1 million available under its revolving credit facility, which is less than the full amount of the facility due to limits imposed by maintenance covenants in the amended credit agreement.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,492)	$(17,678)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,190	27,980
Stock-based compensation expense	5,149	5,011
Deferred income tax provision (benefit)	1,807	(7,782)
Provision for bad debt	2,052	6
Gain on disposals of assets	(493)	(61)
Amortization of deferred financing costs	1,749	202
Other, net	9	—
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(27,094)	31,108
Inventories	1,719	(1,805)
Accounts payable and accrued liabilities	(19,905)	(2,747)
Income taxes payable	645	(1,730)
Other operating assets and liabilities, net	(3,587)	(946)
Net cash flows provided by (used in) operating activities	(12,251)	31,558

Cash flows from investing activities:
Capital expenditures	(14,238)	(5,817)
Acquisitions of businesses, net of cash acquired	(379,676)	(4,200)
Proceeds from disposition of property, plant and equipment	540	234
Other, net	(289)	(490)
Net cash flows used in investing activities	(393,663)	(10,273)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	200,000	—
Revolving credit facility borrowings	622,369	46,788
Revolving credit facility repayments	(434,369)	(66,603)
Other debt and capital lease repayments, net	(132)	(136)
Payment of financing costs	(6,712)	—
Share added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,939)	(5,170)
Net cash flows provided by (used in) financing activities	377,217	(25,121)

Effect of exchange rate changes on cash and cash equivalents	383	238
Net change in cash and cash equivalents	(28,314)	(3,598)
Cash and cash equivalents, beginning of period	53,459	68,800
Cash and cash equivalents, end of period	$25,145	$65,202

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Well Site Services -
Completion Services	$82,840	$48,672
Drilling Services	17,559	11,481
Total Well Site Services	100,399	60,153
Downhole Technologies	45,781	—
Offshore/Manufactured Products	107,396	91,314
Total revenues	$253,576	$151,467

Operating income (loss):
Well Site Services -
Completion Services(2)	$(4,471)	$(16,480)
Drilling Services	(2,311)	(4,217)
Total Well Site Services	(6,782)	(20,697)
Downhole Technologies(1)	8,054	—
Offshore/Manufactured Products(1,2)	12,452	9,464
Corporate(1)	(14,638)	(12,091)
Total operating loss	$(914)	$(23,324)

Revenues:	Well Site Services		Downhole Technologies		Offshore / Manufactured Products		Total
Three months ended March 31,	2018	2017	2018	2017	2018	2017	2018	2017
Major revenue categories -
Project-driven products	$—	$—	$—	$—	$40,799	$32,335	$40,799	$32,335
Short-cycle:
Completion products and services	82,840	48,672	45,781	—	32,972	25,849	161,593	74,521
Drilling services	17,559	11,481	—	—	—	—	17,559	11,481
Other products	—	—	—	—	7,446	7,222	7,446	7,222
Total short-cycle	100,399	60,153	45,781	—	40,418	33,071	186,598	93,224
Other products and services	—	—	—	—	26,179	25,908	26,179	25,908
	$100,399	$60,153	$45,781	$—	$107,396	$91,314	$253,576	$151,467

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Well Site Services:
Completion Services:
Operating loss	$(4,471)	$(16,480)
Depreciation and amortization expense	15,382	16,528
Other income (expense)	269	(16)
EBITDA	11,180	32
Severance and downsizing charges	—	272
Adjusted EBITDA	$11,180	$304

Drilling Services:
Operating loss	$(2,311)	$(4,217)
Depreciation and amortization expense	3,868	5,035
Other income	375	2
EBITDA	$1,932	$820

Total Well Site Services:
Operating loss	$(6,782)	$(20,697)
Depreciation and amortization expense	19,250	21,563
Other income (expense)	644	(14)
Segment EBITDA	13,112	852
Severance and downsizing charges	—	272
Adjusted Segment EBITDA	$13,112	$1,124

Downhole Technologies:
Operating income	$8,054	$—
Depreciation and amortization expense	3,884	—
Other expense	(13)	—
Segment EBITDA	11,925	—
Transaction-related charges	211	—
Adjusted Segment EBITDA	$12,136	$—

Offshore/Manufactured Products:
Operating income	$12,452	$9,464
Depreciation and amortization expense	5,814	6,153
Other income	16	11
Segment EBITDA	18,282	15,628
Severance and downsizing charges	783	507
Adjusted Segment EBITDA	$19,065	$16,135

Corporate:
Operating loss	$(14,638)	$(12,091)
Depreciation and amortization expense	242	264
Other income (expense)	—	—
EBITDA	(14,396)	(11,827)
Transaction-related charges	2,371	—
Adjusted EBITDA	$(12,025)	$(11,827)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Net loss	$(3,492)	$(17,678)
Income tax benefit	(1,229)	(6,638)
Depreciation and amortization expense	29,190	27,980
Interest income	(79)	(85)
Interest expense	4,533	1,074
Consolidated EBITDA (B)	28,923	4,653

Adjustments to Consolidated EBITDA (1,2):
Transaction-related charges	2,582	—
Severance and other downsizing charges	783	779
Adjusted Consolidated EBITDA (B)	$32,288	$5,432

(1) Operating income (loss) and Segment and Consolidated EBITDA for the three months ended March 31, 2018 included transaction-related expenses of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as severance charges of $0.8 million related to the Offshore/Manufactured Products segment.

(2) Operating income (loss) and Segment and Consolidated EBITDA for the three months ended March 31, 2017 included severance and downsizing charges of $0.3 million related to the Completion Services business and $0.5 million related to the Offshore/Manufactured Products segment.

(A) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended March 31,
	2018	2017
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$156.6	$204.4

Completion Services job tickets	6,085	4,180
Average revenue per ticket ($ in thousands)	$13.6	$11.6

Land drilling operating statistics:
Average rigs available	34	34
Utilization	31.1%	24.9%
Implied day rate ($ in thousands per day)	$18.5	$15.1
Implied daily cash margin ($ in thousands per day)	$2.2	$1.7

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.